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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               _________________

                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported):  May 25, 2001

                         PATINA OIL & GAS CORPORATION
              (Exact Name of Registrant as Specified in Charter)

      Delaware                           1-14344                             75-2629477
(State of Incorporation)         (Commission File Number)      (I.R.S. Employer Identification No.)


1625 Broadway
Denver, Colorado                                         80202
(Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code:  (303) 389-3600
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ITEM 5. OTHER EVENTS

     On May 25, 2001, the Board of Directors of Patina Oil & Gas Corporation (the "Company") authorized and adopted (i) the issuance of one preferred share purchase right (a "Right") for each outstanding share of common stock, $.01 par value per share (the "Common Shares"), of the Company and (ii) the Amended and Restated Bylaws of the Company.

     A.  Rights Agreement

     The rights will be issued on June 12, 2001 (the "Record Date") to the holders of record of Common Shares on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a price of $120.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 25, 2001 (the "Rights Agreement") between the Company and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent").

     Detachment of Rights; Exercise. Initially, the Rights will attach to all Common Share certificates representing outstanding shares and no separate Right Certificate will be distributed. The Rights will separate from the Common Shares and a Distribution Date (as defined in the Rights Agreement) will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares of the Company, or
(ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person.

     Until the Distribution Date (or earlier redemption or expiration of the Rights) (i) the Rights will be evidenced, with respect to the Common Shares outstanding on June 12, 2001, by the certificates representing such Common Shares with a copy of the Summary of Rights included as Exhibit 4.4 hereto (the "Summary of Rights"), (ii) the Rights will be transferred with and only with the Common Shares, (iii) new Common Share certificates issued after June 12, 2001, upon transfer or new issuance of the Common Shares, will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for Common Shares outstanding as of June 12, 2001, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 12, 2011 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

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     If a person or group were to acquire 15% or more of the Common Shares of the Company, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of Common Shares (or under certain circumstances, the equivalent number of one one-thousandths of a Preferred Share) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

     If, after a person or group were to acquire 15% or more of the Common Shares of the Company, (i) the Company were to be acquired in a merger or other business combination transaction; (ii) the Company shall acquire or merge with another Person (as defined in the Rights Agreement) and the Company shall be the surviving entity and, in connection with such merger or acquisition, all or part of the Common Shares shall be changed into or exchanged for securities of any other Person; or (iii) assets constituting more than 50% of its consolidated assets or producing more than 50% of its earning power or cash flow were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of such other Person, which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

     Preferred Shares. The dividend and liquidation rights, and the non-redemption feature, of the Preferred Shares are designed so that the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right will approximate the value of one Common Share. The Preferred Shares issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of the Company's preferred stock. Each whole Preferred Share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash, or (ii) in the aggregate, 1,000 times the dividend declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a preferential liquidation payment equal to the greater of (i) $1,000 per share, or (ii) in the aggregate, 1,000 times the payment made on the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. Each whole Preferred Share shall be entitled to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, and Preferred Shares shall generally vote together as one class with the Common Stock and any other capital stock on all matters submitted to a vote of stockholders of the Company.

     The offer and sale of the Preferred Shares issuable upon exercise of the Rights will be registered with the Securities and Exchange Commission and such registration will not be effective until the Rights become exercisable.

     Antidilution and Other Adjustments. The number of one one-thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common

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Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Exchange Option. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding Common Shares of the Company, the Board of Directors may, at its option, issue Common Shares in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one Common Share for each Right, subject to adjustment.

     Redemption of Rights. At any time prior to a person or group becoming the beneficial owner of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem all but not less than all the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     No Rights as Stockholder. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Amendment of Rights. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that after the first public announcement that a person has become an Acquiring Person, no such amendment may materially and adversely affect the interests of the holders of the Rights. In addition, the Board of Directors may amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person from 15% to no less than 10% of the outstanding Common Shares, except that the Board of Directors may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.

     B.  Bylaw Amendments

     The Board of Directors approved a number of amendments to the Company's Bylaws on May 25, 2001. The amendments provide for, among other things: an increase in the advance notice period for stockholder proposals and director nominees along with a requirement that certain information regarding the proposal or director nominee, as applicable, be provided to the Company with the stockholder notice; a prohibition on the introduction of new matters by stockholders to be considered at a meeting that has been adjourned; limitations on the calling of special meetings; limitations on the timing of stockholder notices in connection with proposals for director nominees in the event of an increase in the size of the Board of Directors; a two-thirds voting requirement for amendments to the Bylaws by stockholders; a prior notice requirement and procedure for setting the record date for stockholder proposals and director

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nominees when such action is proposed to be taken by written consent of the stockholders without a meeting; and various other provisions. The amendments to the Bylaws are effective as of May 25, 2001.

     In connection with the execution and delivery of the Rights Agreement and the adoption of the Amended and Restated Bylaws, the Company issued the press release filed herewith as Exhibit 99.

     The foregoing description of the Rights and the Bylaw amendments does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, the form of Certificate of Designations of Series A Junior Participating Preferred Stock, the form of Right Certificate, the form of Summary of Rights to Purchase Preferred Shares, and the Amended and Restated Bylaws, filed as exhibits hereto and incorporated by reference herein.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits as follows:

3(ii) Bylaws of Patina Oil & Gas Corporation, as amended and restated as of May 25, 2001.

4.1 Rights Agreement, dated as of May 25, 2001, between the Company and Mellon Investor Services LLC, as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C.*

4.2 Form of Certificate of Designations of Series A Junior Participating Preferred Stock (included as Exhibit A to the Rights Agreement filed as Exhibit 4.1 hereto) setting forth the terms of the Series A Junior Participating Preferred Stock, par value $.01 per share.*

4.3 Form of Right Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 4.1 hereto). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.*

4.4 Form of Summary of Rights to Purchase Preferred Shares (included as Exhibit C to the Rights Agreement filed as Exhibit 4.1 hereto) which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.*

99        Press release, dated May 25, 2001.


* Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 25, 2001 (File No. 001-14344).


All other items of this report are inapplicable.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2001

                              PATINA OIL & GAS CORPORATION


                              By: /s/  Thomas J. Edelman
                                  --------------------------------------------
                                  Name:  Thomas J. Edelman
                                  Title: Chairman of the Board and Chief
                                  Executive Officer

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                                  EXHIBIT INDEX



Exhibit No.                              Description
-----------    -----------------------------------------------------------------

3(ii) Bylaws of Patina Oil & Gas Corporation, as amended and restated as of May 25, 2001.

4.1 Rights Agreement, dated as of May 25, 2001, between the Company and Mellon Investor Services LLC, as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C.*

4.2 Form of Certificate of Designations of Series A Junior Participating Preferred Stock (included as Exhibit A to the Rights Agreement filed as Exhibit 4.1 hereto) setting forth the terms of the Series A Junior Participating Preferred Stock, par value $.01 per share.*

4.3 Form of Right Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 4.1 hereto). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.*

4.4 Form of Summary of Rights to Purchase Preferred Shares (included as Exhibit C to the Rights Agreement filed as Exhibit 4.1 hereto) which, together with certificates representing the outstanding Common Shares of the Company, shall represent the Rights prior to the Distribution Date.*

99             Press release, dated May 25, 2001.

* Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 25, 2001 (File No. 001-14344).

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